UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 03, 2025

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2025, Ultragenyx Pharmaceutical Inc. (the “Company”) and its wholly owned subsidiary Rare Delaware Inc. (“Seller”) entered into a Royalty Purchase Agreement (the “Agreement”) with OCM LS23 Holdings LP, an investment vehicle of OMERS, pursuant to which OMERS paid $400 million in cash to Seller in consideration for the right (the “Purchased Interest”) to receive (i) an additional 25% of the future royalty payments due to the Company from Kyowa Kirin Co., Ltd. (“KKC”) based on net sales of Crysvita® in the United States and Canada under the terms of the Company’s Collaboration and License Agreement with KKC dated as of August 29, 2013, as amended (the “License Agreement”) from and after January 1, 2028 and (ii) 30% of the future royalty payments due to the Company from KKC based on net sales of Crysvita® in the United States and Canada under the terms of the Company’s License Agreement, from and after the date on which the Royalty Cap (as defined in the Royalty Purchase Agreement, dated as of July 14, 2022, by and among the Company, Seller and OCM LS23 Holdings LP) is met (collectively, the “Royalties”). The Agreement will automatically expire, and the payment of the Purchased Interest to OMERS will cease, on the earlier of (1) the date on which aggregate payments actually received by OMERS equals 1.55 times the purchase price ($620 million), or (2) the date of payment of the Purchased Interest with respect to the last Royalties due to the Company under the License Agreement. In connection with the foregoing, OMERS granted the Company an option, exercisable at any time for a two-year period, to repurchase in whole the Purchased Interest for an amount equal to 1.35 times the purchase price ($540 million).

The Agreement contains other customary terms and conditions, including representations and warranties, covenants, and indemnification obligations in favor of each party. The above description of the Agreement is a summary of the material terms, does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

Item 2.02 Results of Operations and Financial Condition.

On November 4, 2025, Ultragenyx Pharmaceutical Inc. issued a press release announcing its financial results for the three months ended September 30, 2025 (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 4, 2025.
104	The cover page from the Company’s Current Report on Form 8-K dated November 3, 2025 formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	November 4, 2025	By:	/s/ Howard Horn
Howard Horn Executive Vice President, Chief Financial Officer, Corporate Strategy